Exhibit 99.1

FOR IMMEDIATE RELEASE Tuesday, October 22, 2013	COMPANY CONTACT: Scott Topping, CFO - (808) 835-3700 scott.topping@hawaiianair.com INVESTOR RELATIONS CONTACT: Ashlee Kishimoto, Sr. Director - (808) 838-5421 ashlee.kishimoto@hawaiianair.com
MEDIA RELATIONS CONTACT: Ann Botticelli, SVP - (808) 838-6758 ann.botticelli@hawaiianair.com

Hawaiian Holdings Reports 2013 Third Quarter Financial Results

HONOLULU — October 22, 2013 — Hawaiian Holdings, Inc. (NASDAQ: HA) (“Holdings” or the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the third quarter of 2013.

Third Quarter 2013 Financial Results

•                  Adjusted net income, reflecting economic fuel expense, of $36.8 million or $0.69 per diluted share.

•                  GAAP net income of $40.6 million or $0.76 cents per diluted share.

•                  Available seat miles (ASMs) increase of 9.0% year-over-year.

•                  Passenger revenue per available seat mile (PRASM) increase of 0.2% and operating revenue per available seat per mile (RASM) increase of 0.1%.

•                  Cost per available seat mile (CASM), excluding fuel, increase of 2.1% year-over-year.

•                  CASM increase of 1.5% year-over-year.

Mark Dunkerley, the Company’s President and Chief Executive Officer, commented that “our third quarter results are a good step towards improving financial performance.  The tide of industry capacity between the US West Coast and Hawai‘i is beginning to recede and our new international routes are maturing, both of which are helpful developments.  The strengthening of the US dollar against our major foreign currencies is pushing the other way.  Indeed, were it not for foreign exchange effects, our third quarter results would have been the best in the company’s history.”

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables.

Liquidity and Capital Resources

As of September 30, 2013 the Company had:

•                  Unrestricted cash and cash equivalents of $441 million.

•                  Available borrowing capacity of $70 million under Hawaiian’s Revolving Credit Facility.

•                  Outstanding debt and capital lease obligations of approximately $763 million consisting of the following:

•                  $361 million outstanding under secured loan agreements to finance a portion of the purchase price for six Airbus A330-200 aircraft.

•                  $159 million outstanding under secured loan agreements to finance a portion of the purchase price for 15 Boeing 717-200 aircraft.

•                  $112 million in capital lease obligations to finance the acquisition of an Airbus A330-200, two Boeing 717-200 aircraft and aircraft-related equipment.

•                  $55 million of outstanding floating rate notes issued in conjunction with the acquisition of three Boeing 767-300 ER aircraft.

•                  $76 million of outstanding Convertible Senior Notes.

Business Highlights

Operational

•                  Ranked #1 nationally for on-time performance for the months of June and July 2013 by the U.S. Department of Transportation Air Travel Consumer Report.

•                  Exceeded our internal on-time performance goals for the third quarter.

Fleet and financing

•                  Returned one Boeing 767-300 aircraft at the end of its lease term.

•                  Took delivery of one ATR42-500 twin-turboprop aircraft to inaugurate new service to Moloka‘i and Lana‘i.

Product

•                  Enhanced our inflight experience on our Boeing 767-300 aircraft by becoming the only U.S. carrier to offer the Apple iPad mini as a replacement for the prior portable entertainment system.

New routes and increased frequencies

•                  Honolulu to Taipei, Taiwan three times weekly service launched July 9, 2013.

•                  Announced the reintroduction of daily non-stop service from Honolulu to Oakland beginning in January 2014, an increase from four times weekly.  Also, announced seasonal service, during the summer of 2014, between Oakland and Kona, three times weekly and Oakland and Lihu‘e, four times weekly.

•                  Announced seasonal service, during the summer of 2014 between Los Angeles and Kona, three times weekly and Los Angeles and Lihu‘e, four times weekly.

Fourth Quarter 2013 Outlook

The table below summarizes the Company’s expectations for the quarter ending December 31, 2013, expressed as an expected percentage change compared to the results for the quarter ended December 31, 2012, as applicable (the results for which are presented for reference).

	Fourth Quarter 2012

Item		Guidance

Cost per ASM Excluding Fuel (cents)	7.63	Up 2% to up 5%
Passenger Revenue Per ASM (cents)	11.02	Up 2.5% to up 5.5%
Operating Revenue Per ASM (cents)	12.30	Up 2.5% to up 5.5%
ASMs (millions)	4,006.8	Up 3.5% to up 5.5%
Gallons of jet fuel consumed (millions)	54.5	Flat to up 2%

Investor Conference Call

Hawaiian Holdings’ quarterly earnings conference call is scheduled to begin today (October 22, 2013) at 4:30 p.m. Eastern Time (USA).  The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company’s website at www.HawaiianAirlines.com. For those who are not available for the live webcast, the call will be archived for 90 days on Hawaiian’s investor website.

About Hawaiian Airlines

Hawaiian Airlines has led all U.S. carriers in on-time performance for each of the past nine years (2004-2012) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and Zagat have all ranked Hawaiian the highest of all domestic airlines serving Hawai‘i.

Now in its 84th year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline, as well as the largest provider of passenger air service from its primary visitor markets on the U.S. mainland. Hawaiian offers non-stop service to Hawai‘i from more U.S. gateway cities (11) than any other airline, along with service from Japan, South Korea, Taiwan, Australia, New Zealand, American Samoa, and Tahiti. New non-stop service will begin between Honolulu and Beijing, China in April 2014, subject to government approvals. Hawaiian also provides approximately 160 jet flights daily between the Hawaiian Islands.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow updates on Twitter about Hawaiian (@HawaiianAir) and its special fare offers (@HawaiianFares), and become a fan on its Facebook page (Hawaiian Airlines).

-more-

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, statements by our CEO relating to the Company’s financial performance, industry capacity between the US West Coast and Hawaii, the Company’s new international routes, the operating environment, and the strengthening of the US dollar against our major foreign currencies; statements regarding the addition of new aircraft, new routes and increased frequencies; the Company’s expectations regarding cost per available seat mile excluding fuel, passenger revenue per available seat mile, operating revenue per available seat mile, available seat miles and gallons of jet fuel consumed, each for the quarter ending December 31, 2013; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements.  These risks and uncertainties include, without limitation, the Company’s ability to accurately forecast quarter and year-end results; economic volatility; the price and availability of aircraft fuel; fluctuations in demand for transportation in the markets in which the Company operates; the Company’s dependence on tourist travel; foreign currency exchange rate fluctuations; and the Company’s ability to implement its growth strategy and related cost reduction goals.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.

Hawaiian Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except for per share data) (unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013	2012	% Change	2013	2012	% Change

Operating Revenue:
Passenger	$543,315	$497,243	9.3%	$1,464,715	$1,326,306	10.4%
Other	55,983	52,079	7.5%	159,265	143,061	11.3%
Total	599,298	549,322	9.1%	1,623,980	1,469,367	10.5%

Operating Expenses:
Aircraft fuel, including taxes and delivery	181,334	165,762	9.4%	525,046	456,545	15.0%
Wages and benefits	112,150	93,438	20.0%	318,269	280,261	13.6%
Aircraft rent	27,575	25,626	7.6%	81,879	73,712	11.1%
Maintenance materials and repairs	51,705	44,150	17.1%	160,000	137,271	16.6%
Aircraft and passenger servicing	31,080	28,859	7.7%	89,367	74,859	19.4%
Commissions and other selling	32,288	31,028	4.1%	98,285	89,055	10.4%
Depreciation and amortization	22,092	22,983	(3.9)%	60,993	63,687	(4.2)%
Other rentals and landing fees	21,996	22,520	(2.3)%	60,773	63,486	(4.3)%
Other	44,644	40,023	11.5%	129,469	113,330	14.2%
Total	524,864	474,389	10.6%	1,524,081	1,352,206	12.7%
Operating Income	74,434	74,933		99,899	117,161

Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(13,479)	(11,975)		(37,019)	(31,745)
Interest income	173	96		426	477
Capitalized interest	3,005	2,579		9,336	7,328
Gains (Losses) on fuel derivatives	2,536	6,508		(10,931)	(2,495)
Other, net	749	1,662		(3,457)	1,245
Total	(7,016)	(1,130)		(41,645)	(25,190)
Income Before Income Taxes	67,418	73,803		58,254	91,971
Income tax expense	26,814	28,320		23,479	35,326
Net Income	$40,604	$45,483		$34,775	$56,645
Net Income Per Common Stock Share:
Basic	$0.78	$0.88		$0.67	$1.11
Diluted	$0.76	$0.86		$0.65	$1.08
Weighted Average Number of Common Stock Shares Outstanding:
Basic	52,303	51,444		51,994	51,246
Diluted	53,512	52,623		53,160	52,463

Table 2.

Hawaiian Holdings, Inc.

Selected Statistical Data (unaudited)

	Three Months Ended						Nine Months Ended
	September 30,						September 30,
	2013		2012		% Change		2013		2012		% Change

Scheduled Operations:
Revenue passenger miles (RPM) (a)	3,668.5		3,367.6		8.9%		10,279.7		8,923.1		15.2%
Available seat miles (ASM) (a)	4,406.5		4,041.9		9.0%		12,578.3		10,662.5		18.0%
Passenger revenue per RPM (Yield)	14.81	¢	14.77	¢	0.3%		14.25	¢	14.86	¢	(4.1)%
Passenger load factor (RPM/ASM)	83.3%		83.3%		—	pt.	81.7%		83.7%		(2.0	)pt.
Passenger revenue per ASM (PRASM)	12.33	¢	12.30	¢	0.2%		11.64	¢	12.44	¢	(6.4)%

Total Operations:
Revenue passenger miles (RPM) (a)	3,675.2		3,376.3		8.9%		10,294.8		8,938.5		15.2%
Available seat miles (ASM) (a)	4,415.1		4,052.2		9.0%		12,596.8		10,680.6		17.9%
Passenger load factor (RPM/ASM)	83.2%		83.3%		(0.1	)pt.	81.7%		83.7%		(2.0	)pt.
Operating revenue per ASM (RASM)	13.57	¢	13.56	¢	0.1%		12.89	¢	13.76	¢	(6.3)%
Operating cost per ASM (CASM)	11.89	¢	11.71	¢	1.5%		12.10	¢	12.66	¢	(4.4)%
CASM excluding aircraft fuel (b)	7.78	¢	7.62	¢	2.1%		7.93	¢	8.39	¢	(5.5)%
Gallons of jet fuel consumed (a)	59.3		54.5		8.7%		169.8		145.0		17.1%
Average cost per gallon of jet fuel (actual) (c)	$3.06		$3.04		0.7%		$3.09		$3.15		(1.9)%
Economic fuel cost per gallon (c)(d)	$3.12		$3.07		1.6%		$3.16		$3.18		(0.6)%

(a)         In millions.

(b)         See Table 4 for reconciliations of operating expenses excluding aircraft fuel.

(c)          Includes applicable taxes and fees.

(d)         See Table 3 for a reconciliation of economic fuel costs.

Table 3.

Hawaiian Holdings, Inc.

Economic Fuel Expense

(in thousands, except per-gallon amounts) (unaudited)

The Company believes that economic fuel expense is the best measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period.  The Company defines economic fuel expense as GAAP fuel expense plus (gains)/losses realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	% Change	2013	2012	% Change

Aircraft fuel expense, including taxes and delivery	$181,334	$165,762	9.4%	$525,046	$456,545	15.0%
Realized losses on settlement of fuel derivative contracts	3,790	1,589	138.5%	11,226	4,318	160.0%
Economic fuel expense	$185,124	$167,351	10.6%	$536,272	$460,863	16.4%
Fuel gallons consumed	59,265	54,535	8.7%	169,824	145,006	17.1%
Economic fuel cost per gallon	$3.12	$3.07	1.6%	$3.16	$3.18	(0.6)%

Table 4.

Hawaiian Holdings, Inc.

Non-GAAP Financial Reconciliation

(in thousands, except per-share data) (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including, net income, diluted net income per share, CASM, PRASM, RASM and Passenger Revenue per RPM.  Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The Company believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence.

	Three months ended September 30,				NIne months ended September 30,
	2013		2012		2013		2012
	Net income	Diluted net income per share	Net income	Diluted net income per share	Net income	Diluted net income per share	Net income	Diluted net income per share
As reported - GAAP	$40,604	$0.76	$45,483	$0.86	$34,775	$0.65	$56,645	$1.08
Add: unrealized gains on fuel derivative contracts, net of tax	(3,796)	(0.07)	(4,858)	(0.09)	(177)	—	(1,094)	(0.02)
Reflecting economic fuel expense	$36,808	$0.69	$40,625	$0.77	$34,598	$0.65	$55,551	$1.06

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2013		2012		2013		2012
GAAP operating expenses	$524.8		$474.4		$1,524.1		$1,352.2
Less: aircraft fuel, including taxes and delivery	(181.3)		(165.8)		(525.1)		(456.5)
Adjusted operating expense - excluding aircraft fuel	$343.5		$308.6		$999.0		$895.7

Available Seat Miles	4,415.1		4,052.2		12,596.8		10,680.6

CASM - GAAP	11.89	¢	11.71	¢	12.10	¢	12.66	¢
Less: aircraft fuel	(4.11)		(4.09)		(4.17)		(4.27)
CASM - excluding aircraft fuel	7.78	¢	7.62	¢	7.93	¢	8.39	¢

Table 5.

Hawaiian Holdings, Inc.

Fuel Derivative Contract Summary(unaudited)

As of October 11, 2013

	Weighted Average Contract Price		Percentage of Projected Fuel Requirements Hedged	Fuel Barrels Hedged
	Cap	Floor
Fourth Quarter 2013
(per barrel)
Brent Call Options	$114.58	N/A	33%	443,000
Brent Collars	$110.83	$87.50	18%	240,000
Total			51%	683,000

First Quarter 2014
(per barrel)
Brent Call Options	$112.54	N/A	40%	558,000
Brent Collars	$109.64	$84.29	7%	105,000
Total			47%	663,000

Second Quarter 2014
(per barrel)
Brent Call Options	$110.47	N/A	19%	279,000
Brent Collars	$110.23	$82.38	15%	216,000
Total			34%	495,000

Third Quarter 2014
(per barrel)
Brent Call Options	$107.80	N/A	11%	163,000
Brent Collars	$107.51	$82.78	9%	135,000
Total			20%	298,000

Fourth Quarter 2014
(per barrel)
Brent Call Options	$104.92	N/A	9%	135,000
Brent Collars	$106.52	$82.50	4%	65,000
Total			13%	200,000

Table 6.

Hawaiian Holdings, Inc.

Foreign Exchange Forward Contract Summary (unaudited)

As of October 11, 2013

	Japanese Yen		Australian Dollar			Korean Won			New Zealand Dollar
Quarter of Settlement	Weighted Average Forward Contract Price	Percentage of Projected Foreign Denominated JPY Sales Hedged	Weighted Average Forward Contract Price		Percentage of Projected Foreign Denominated AUD Sales Hedged	Weighted Average Forward Contract Price		Percentage of Projected Foreign Denominated KRW Sales Hedged	Weighted Average Forward Contract Price		Percentage of Projected Foreign Denominated NZD Sales Hedged
	(in USD|JPY)		(in AUD|USD)			(in USD|KRW)			(in NZD|USD)

Fourth Quarter 2013	¥96.05	63%	AUD	0.9606	57%	₩	1,124	15%	NZD	0.8075	48%
First Quarter 2014	¥95.56	56%	AUD	0.9550	47%	₩	1,131	20%	NZD	0.8018	30%
Second Quarter 2014	¥99.46	39%	AUD	0.9322	38%	₩	1,134	19%	NZD	0.7915	24%
Third Quarter 2014	¥99.56	29%	AUD	0.9059	31%	₩	1,141	13%	NZD	0.7762	18%
Fourth Quarter 2014	¥98.20	19%	AUD	0.9016	21%
First Quarter 2015	¥97.56	13%	AUD	0.9012	15%